THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE OPTION AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE OPTION FOR A PERIOD OF ONE YEAR FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) CRT CAPITAL GROUP LLC (“CRT”) OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF CRT OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER; PROVIDED, HOWEVER, THAT THE REGISTERED HOLDER OF THIS PURCHASE OPTION MAY SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE OPTION WITHOUT LIMITATION, SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, PRIOR TO ONE YEAR AT ANY TIME AFTER SIX MONTHS FROM THE CONSUMMATION OF A BUSINESS COMBINATION IF THE VOLUME WEIGHTED AVERAGE PRICE OF THE COMPANY’S COMMON STOCK EQUALS OR EXCEEDS $11.50 PER SHARE FOR ANY 20 TRADING DAYS WITHIN ANY 30 TRADING DAY PERIOD FOLLOWING THE CONSUMMATION OF SUCH BUSINESS COMBINATION.

THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF (A) _____________, 2007, AND (B) THE CONSUMMATION BY APEX BIOVENTURES ACQUISITION CORPORATION (THE “COMPANY”) OF A MERGER, CAPITAL STOCK EXCHANGE, ASSET ACQUISITION, STOCK PURCHASE OR OTHER SIMILAR BUSINESS COMBINATION (“BUSINESS COMBINATION”) (AS DESCRIBED MORE FULLY IN THE COMPANY’S REGISTRATION STATEMENT (DEFINED HEREIN)). THIS PURCHASE OPTION SHALL BE VOID AFTER 5:00 P.M EASTERN TIME, _____________, 2011.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF

562,500 UNITS

OF

APEX BIOVENTURES ACQUISITION CORPORATION

1.  Purchase Option.

THIS CERTIFIES THAT, in consideration of $100.00 duly paid by or on behalf of CRT CAPITAL GROUP, LLC (“CRT”), as registered owner of this Purchase Option (this “Purchase Option”), to APEX BIOVENTURES ACQUISITION CORPORATION (“Company”), CRT is entitled, at any time or from time to time upon the later of (a) ___________, 2007, and (b) the consummation of a Business Combination (“Commencement Date”), and at or before 5:00 p.m., Eastern Time, _____________, 2011 (“Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 562,500 units (“Units”) of the Company, each Unit consisting of one share of common stock of the Company, par value $.0001 per share (“Common Stock”), and one warrant (“Warrant(s)”) expiring four years from the effective date (“Effective Date”) of the registration statement (“Registration Statement”) pursuant to which Units are offered for sale to the public (“Offering”). Each Warrant is the same as the warrants included in the Units being registered for sale to the public by way of the Registration Statement (“Public Warrants”). If the Expiration Date is not a Business Day (as defined below), then this Purchase Option may be exercised on the next succeeding Business Day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at $10.00 per Unit so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Units (and shares of Common Stock and Warrants) to be received upon such exercise, shall be adjusted as therein specified.

The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

The term “Holder” shall mean, as of any date, CRT and/or any transferee who acquires this Purchase Option (in whole or in part) in accordance with Section 3.1 hereof.

The term “Business Day” shall mean any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of Hillsborough, California are authorized or obligated by law or executive order to close.

2.  Exercise.

2.1  Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Units being purchased (payable in cash or by certified check or official bank check). If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Option shall become null and void, without further force or effect, and all rights represented hereby shall cease and expire.

2.2  Legend. Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (“Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”), or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law.”

2.3  Cashless Exercise.

2.3.1  Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Purchase Option is exercisable and in lieu of being entitled to receive Units in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into Units (“Conversion Right”) as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units equal to the quotient obtained by dividing (x) the “Value” (as defined below) of the portion of this Purchase Option being converted by (y) the “Current Market Price” (as defined below) of a Unit. The “Value” of the portion of this Purchase Option being converted shall equal the remainder derived from subtracting (a) the product of (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted from (b) the product of (i) Current Market Price of a Unit multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted. The “Current Market Price” of a Unit at any day shall mean (i) if the Units are listed on a national securities exchange (including, without limitation, the American Stock Exchange and the Nasdaq Stock Market) or quoted on the OTC Bulletin Board (or any successor electronic inter-dealer quotation system), the average closing price of a Unit for the thirty (30) trading days immediately preceding the date of determination of the Current Market Price in the principal trading market for the Units as reported by the exchange or the quotation system, as the case may be; (ii) if Units are not listed on a national securities exchange or quoted on OTC Bulletin Board (or any successor electronic inter-dealer quotation system), but is traded in the residual over-the-counter market, the closing bid price for a Unit on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Units cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

2.3.2  Mechanics of Cashless Exercise. The cashless exercise right described in this Section 2.3 (the “Cashless Exercise Right”) may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering this Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

2.4  Warrant Exercise. Any Warrants underlying the Units shall be issued pursuant and subject to the terms and conditions set forth in the Warrant Agreement, entered into by and between the Company and Continental Stock Transfer & Trust Company, dated as of _____, 2006.

3.  Transfer.

3.1  General Restrictions. The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Purchase Option (in whole or in part) or any interest herein for a period of one year following the Effective Date to anyone other than (i) CRT or an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer, partner, subsidiary or other affiliate of CRT or of any such underwriter or selected dealer (collectively, a “Permitted Transferee”); provided, however that the registered Holder of this Purchase Option may sell, transfer, assign, pledge or hypothecate this Purchase Option without limitation, subject to compliance with applicable securities laws, prior to one year following the Effective Date, at any time after six months from the consummation of a business combination if the volume weighted average price of the Company’s common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination (any such time a “Lock-Up Release Event”). On and after the first anniversary of the Effective Date, or during any Lock-up Release Event, this Purchase Option may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, in whole or in part, subject to compliance with, or exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five Business Days following receipt thereof transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2  Restrictions Imposed by the Act. The securities evidenced by this Purchase Option shall not be transferred unless and until (a) the Company has received a written opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Bingham McCutchen LLP shall be deemed satisfactory evidence of the availability of an exemption), or (b) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and a current prospectus is available, and compliance with applicable state securities laws has been established.

4.  New Purchase Options to be Issued.

4.1  Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned. In addition, the Company shall cause to be delivered to any permitted transferee without charge a new Purchase Option of like tenor to this Purchase Option in the name of such transferee evidencing the right of such transferee to purchase the number of Units purchasable hereunder as to which this Purchase Option has been transferred to such transferee.

4.2  Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.  Registration Rights.

5.1  General. As used in this Section 5, the term “Registrable Securities” means Purchase Options, including the Units, Common Stock, Warrants and shares of Common Stock underlying the Warrants; provided, that, any such securities shall cease to be Registrable Securities when:  (a) a registration statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities shall have been transferred pursuant to Rule 144 of the Act (but not Rule 144A), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Act; (c) such securities may be sold under Rule 144 by the Holder without volume limitation restrictions, or (d) such securities shall have ceased to be outstanding.

5.2  Demand Registration.

5.2.1  Grant of Right. At any one time (and not more than one time) during the five year period following the Effective Date, the Holders of at least 51% of the Registrable Securities (“Majority Holders”) may make a written demand for registration under the Act of all or part of their Registrable Securities (a “Demand Registration”).  Any request for a Demand Registration (a “Demand Request”) shall specify the number and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof.  The Company will notify all Holders of Registrable Securities of the demand, and any Holder of Registrable Securities who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration shall so notify the Company within fifteen (15) days following delivery of the notice from the Company (such Holders who timely deliver notice together with the Majority Holders, the “Demanding Holders”). The Company will then use its reasonable best efforts to (a) prepare and file within 60 days a registration statement or a post-effective amendment to the Registration Statement covering the resale of the Registrable Securities which the Demanding Holders have requested to be registered, and (b) to have such registration statement declared effective as soon as possible thereafter, subject to Section 5.2.4.

5.2.2  Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the fees and expenses of one legal counsel selected by the Majority Holders to represent them in connection with the sale of the Registrable Securities, except that the Company shall not be required to pay any underwriting commissions (which commissions, if any, shall be borne by the Demanding Holders participating in the registration). The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such States as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (a) the Company to be obligated to qualify to do business in such State, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (b) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 5.2.1 to remain effective until all Registrable Securities covered thereby have been sold or, if longer, for a period of nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell their Registrable Securities thereunder plus any period during which disposition of securities thereunder is interfered with by any stop order or injunction of the Commission or any governmental agency or court.

5.2.3  Underwritten Offerings If a majority-in-interest (based on the number of Registrable Securities being registered) of the Demanding Holders so elect and such holders so advise the Company in writing, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Holder of Registrable Securities to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the majority-in-interest of the Demanding Holders. If the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other securityholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Registration Amount”), then the Company shall include in such registration:  (a) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities which such Demanding Holders have requested be included in such registration, regardless of the number of Registrable Securities held by each Demanding Holder) that can be sold without exceeding the Maximum Registration Amount; (b) second, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Registration Amount; (c) third, to the extent that the Maximum Registration Amount has not been reached under the foregoing clauses (a) and (b), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Registration Amount; and (d) fourth, to the extent that the Maximum Registration Amount has not been reached under the foregoing clauses (a), (b), and (c), the shares of Common Stock or other securities that other securityholders desire to sell that can be sold without exceeding the Maximum Registration Amount.

5.2.4  Permitted Delays. The Company shall be entitled to postpone, for up to 90 days from the date of receipt of a Demand Request, the filing of any registration statement under this Section 5.2, if (a) at any time prior to the filing of such registration statement the Company’s Board of Directors determines, in its good faith business judgment, that such registration and offering would materially and adversely affect any financing, acquisition, corporate reorganization, or other material transaction involving the Company, and (b) the Company delivers to the Demanding Holders written notice thereof within five (5) business days from the date of receipt of a Demand Request; provided, that the Company may not exercise this postponement right more than once during any twelve-month period.

5.3  “Piggy-Back” Registration.

5.3.1  Grant of Right. If at any time during the first seven years following the Effective Date the Company proposes to file a Registration Statement under the Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for securityholders of the Company for their accounts (or by the Company and by securityholders of the Company including, without limitation, pursuant to Section 5.2.1), other than a registration statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (c) for an offering of debt that is convertible into equity securities of the Company, or (d) for a dividend reinvestment plan, then the Company shall (i) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (ii) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”).  The Company shall cause such Registrable Securities to be included in such registration and shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration

5.3.2  Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the fees and expenses of one legal counsel selected by majority-in-interest of the Holders of Registrable Securities (based on the number of Registrable Securities being registered) to represent them in connection with the sale of the Registrable Securities but the Holders shall pay any and all underwriting commissions related to the Registrable Securities. The Company shall uses its reasonable best efforts to cause any registration statement filed pursuant to the above “piggyback” rights to remain effective until all Registrable Securities covered thereby have been sold or, if longer, for a period of nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell their Registrable Securities thereunder plus any period during which disposition of Registrable Securities thereunder is interfered with by any stop order or injunction of the Commission or any governmental agency or court.

5.3.3  Underwritten Offerings. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock or other securities which the Company desires to sell, taken together with shares of Common Stock or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 5.3, and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other securityholders of the Company, exceeds the Maximum Registration Amount, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Registration Amount; (ii) second, to the extent that the Maximum Registration Amount has not been reached under the foregoing clause (i), the Registrable Securities as to which registration has been requested under Section 5.2 above and, to the extent that any other security holders have written contractual piggy-back registration rights which are on parity with the rights of Holders of Registrable Securities hereunder, shares of Common Stock and other securities, if any, as to which registration has been requested pursuant to such other piggy-back registration rights by such other security holders (pro rata in accordance with the number of shares of Common Stock and other securities which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock and other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Registration Amount; and (iii) third, to the extent that the Maximum Registration Amount has not been reached under the foregoing clauses (i) and (ii), shares of Common Stock and other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which are subordinate to the rights of Holders of Registrable Securities hereunder (pro rata in accordance with the number of shares of Common Stock and other securities which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock and other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Registration Amount.

(b)  If the registration is a “demand” registration undertaken at the demand of persons other than the Holders of Registrable Securities pursuant to written contractual arrangements with such persons, (i) first, the shares of Common Stock and other securities for the account of the demanding persons that can be sold without exceeding the Maximum Registration Amount; (ii) second, to the extent that the Maximum Registration Amount has not been reached under the foregoing clause (i), the Registrable Securities as to which registration has been requested under Section 5.2 above and, to the extent that any other security holders have written contractual piggy-back registration rights which are on parity with the rights of Holders of Registrable Securities hereunder, shares of Common Stock and other securities, if any, as to which registration has been requested pursuant to such other piggy-back registration rights by such other security holders (pro rata in accordance with the number of shares of Common Stock and other securities which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock and other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Registration Amount; (iii) third, to the extent that the Maximum Registration Amount has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Registration Amount; and (iii) fourth, to the extent that the Maximum Registration Amount has not been reached under the foregoing clauses (i), (ii) and (iii), shares of Common Stock and other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which are subordinate to the rights of Holders of Registrable Securities hereunder (pro rata in accordance with the number of shares of Common Stock and other securities which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock and other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Registration Amount.

5.3.4  Maintenance of Priority. So long as there are Registrable Securities hereunder, the Company shall not grant to any person piggy-back rights superior to or on parity with the rights of the Holders of Registrable Securities hereunder; provided, however, that the piggy-back rights granted pursuant to that certain Registration Rights Agreement, dated ________, 2006, between the Company and the “Investors” thereunder, substantially in the form filed as Exhibit 4.5 to the Registration Statement, may be on parity with (but not superior to) the piggy-back rights granted to the Holders of Registrable Securities hereunder.

5.3.5  Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw at least five Business Days prior to the effectiveness of the Registration Statement.  The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred in connection with the withdrawn registration statement in accordance with Section 5.3.2 above.

5.4  Pre-Commencement Date Registration. The Company agrees that prior to the Commencement Date, it shall file with the Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Act of (a) the Common Stock issuable upon exercise of this Purchase Option, and (b) the Common Stock issuable upon exercise of the Warrants (all of such shares of Common Stock, the “Underlying Common Stock”), and it shall take such action as is necessary to qualify for sale, in those states in which the Units were initially offered by the Company, the Underlying Common Stock. In either case, the Company will use its reasonable best efforts to cause the same to become effective on or prior to the Commencement Date and to maintain the effectiveness of such registration statement and ensure that a current prospectus is available for delivery until the expiration of this Purchase Option and the Warrants in accordance with the provisions hereof and thereof. In addition, the Company agrees to use its reasonable best efforts to register such securities under the blue sky laws of the states of residence of exercising Holders, if permitted by the blue sky laws of such jurisdictions, in the event that an exemption is not available. In no event will the Holder hereof or a holder of a Warrant be entitled to receive a net-cash settlement, shares of Common Stock or other consideration in lieu of physical settlement in shares of Common Stock (subject to Section 6), regardless of whether the Company complies with this Section 5.3.5. The provisions of this Section 5.3.5 may not be modified, amended or deleted without the prior written consent of CRT.

5.5  General Terms.

5.5.1  Indemnification. The Company shall indemnify the holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls any such holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter and the Company or between the underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify CRT contained in Section 5 of the Underwriting Agreement among the Company and CRT dated the Effective Date. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the underwriters have agreed to indemnify the Company.

5.5.2  Exercise of Purchase Options. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise this Purchase Option or Warrants underlying this Purchase Option prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.5.3  Documents Delivered to Holders. The Company shall furnish to CRT, as representative of the Holders participating in any of the foregoing offerings, a signed copy, addressed to the participating Holders, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to CRT, as representative of the Holders participating in the offering, the correspondence and memoranda described below and copies of all correspondence between the Commission, on the one hand, and the Company, its counsel and/or auditors, on the other hand, and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit CRT, as representative of the Holders, to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. (“NASD”). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as CRT, as representative of the Holders, shall reasonably request. The Company shall not be required to disclose any confidential information or other records to CRT, as representative of the Holders, or to any other person, until and unless such persons shall have entered into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company), with the Company with respect thereto.

5.5.4  Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders pursuant to Section 5.2.3 or Section 5.3.3, which managing underwriter shall be reasonably acceptable to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and shall agree to such covenants and indemnification and contribution obligations of selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include Registrable Securities pursuant to this Section 5. Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

5.5.5  Supplemental Prospectus. The Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.  Adjustments.

6.1  Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1  Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 6.4 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Purchase Option is for the purchase of one Unit at $10.00 per whole Unit (each Warrant underlying the Units is exercisable for $6.00 per share), upon effectiveness of the dividend, this Purchase Option will be adjusted to allow for the purchase of one Unit at $10.00 per Unit, each Unit entitling the Holder to receive two shares of Common Stock and two Warrants (each Warrant exercisable for $3.00 per share).

6.1.2  Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.4, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

6.1.3  Extraordinary Dividends. If the Company, at any time while this Purchase Option is outstanding and unexpired, shall pay a dividend in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (w) as described in Sections 6.1.1, (x) regular quarterly or other periodic dividends, (y) in connection with the conversion rights of the holders of Common Stock upon consummation of the Company’s initial Business Combination (as such term is used in the Registration Statement) or (z) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a Business Combination (any such non-excluded event being referred to herein as an "Extraordinary Dividend"), then (i) the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend and (ii) the Warrants issuable upon exercise of this Purchase Option shall be adjusted in the same manner as the Public Warrants pursuant to the Warrant Agreement, dated _______, between the Company and the “Warrant Agent” thereunder.

6.1.4  Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1, 6.1.2 or 6.1.3 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

6.1.5  Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2  Substitute Purchase Option. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Purchase Option providing that the holder of each Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

6.3  Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of this Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

6.4  Limitations on Monetary Damages. In no event shall the registered holder of this Purchase Option be entitled to receive any monetary damages if the securities underlying this Purchase Option have not been registered by the Company pursuant to an effective registration statement or a current prospectus is not available, provided the Company has fulfilled its obligation to use reasonable best efforts to effect such registration and to make such prospectus available.

7.  Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Purchase Option or the Warrants underlying this Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Option and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. The Company further covenants and agrees that upon exercise of the Warrants underlying this Purchase Option and payment of the Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. As long as this Purchase Option shall be outstanding, the Company shall use its reasonable best efforts to cause all (a) Units and shares of Common Stock issuable upon exercise of this Purchase Option, (b) Warrants issuable upon exercise of this Purchase Option, and (c) shares of Common Stock issuable upon exercise of the Warrants included in the Units issuable upon exercise of this Purchase Option to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market, SmallCap Market, NASD OTC Bulletin Board or any successor trading market) on which the Units, the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted.

8.  Certain Notice Requirements.

8.1  Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Purchase Option and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

8.2  Events Requiring Notice. The Company shall be required to give the notice described in Section 8.1 above if: (a) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (b), a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3  Notice of Change in Exercise Price. Upon written request therefore from the Holder hereof, the Company shall pursuant to Section 6 hereof, advise the Holder, in writing, of the then applicable Exercise Price and, in the event there have occurred any adjustments, a brief description of each event causing the adjustment(s) and method of calculating the same.

8.4  Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (a) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (b) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010
Attention: Chief Executive Officer

9.  Redemption.

9.1  Redemption. Subject to Section 9.4 hereof and the penultimate sentence of this Section 9.1, not less than all of the outstanding Purchase Options may be redeemed, at the option of the Company, at any time after the Commencement Date and prior to the Expiration Date, at the Company’s corporate offices, upon the notice referred to in Section 9.2, at the Redemption Price (as defined below), provided that the volume weighted average price of the Common Stock has been equal to or greater than $11.50 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given. The provisions of this Section 9.1 may not be modified, amended or deleted without the prior written consent of CRT. As used herein, the term “Redemption Price” means, (a) with respect to all then outstanding Purchase Options in the aggregate, the price determined by multiplying $100 by a fraction, the numerator of which is the total number of Purchase Options (after giving effect to any adjustments effected pursuant to Section 6 hereof and after deducting for any Purchase Options previously exercised and no longer outstanding), and the denominator of which is the total number of Purchase Options (after giving effect to any adjustments effected pursuant to Section 6 hereof, but without deducting for any Purchase Options previously exercised and no longer outstanding then outstanding), and (b) with respect to each then outstanding Purchase Option, means the price determined by dividing the price determined pursuant to subclause (a) above, by the number of then outstanding Purchase Options (after giving effect to any adjustments effected pursuant to Section 6 hereof and after deducting for any Purchase Options previously exercised and no longer outstanding). For the avoidance of doubt, assuming that no adjustment has been made pursuant to Section 6 and that no Purchase Options have been exercised, the initial aggregate Redemption Price for all Purchase Options is $100, and the per Purchase Option Redemption Price is approximately $0.0001778.

9.2  Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Purchase Options, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the registered Holders of the Purchase Options to be redeemed at their last addresses as they shall appear in the Company’s records. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered Holder received such notice.

9.3  Exercise After Notice of Redemption. Purchase Options may be exercised in accordance with Section 2 hereof at any time after notice of redemption shall have been given by the Company pursuant to Section 9.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record Holder of this Purchase Option shall have no further rights except to receive, upon surrender hereof, the applicable Redemption Price.

9.4  No Redemption Without Effective Registration. Notwithstanding anything contained herein to the contrary, in no event shall the Company call the Purchase Options for redemption unless a registration statement covering the securities underlying this Purchase Option has been declared effective by the SEC and a current prospectus is available for delivery.

10.  Miscellaneous.

10.1  Amendments. The Company and CRT may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and CRT may deem necessary or desirable and that the Company and CRT deem shall not adversely affect the interest of the Holders. All other modifications or amendments to this Purchase Option shall require the written consent of and be signed by the Holder hereof.

10.2  Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

10.3  Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.4  Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and permitted assigns, and (except for CRT pursuant to Section 5.5.3, 10.1 and 10.5) no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

10.5  Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. The Company, CRT and the Holder each hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of San Mateo County, California, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.6  Waiver, Etc. The failure of the Company, CRT or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company, CRT or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.7  Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Option, the Holder agrees that, at any time prior to the complete exercise of this Purchase Option by the Holder, if the Company and CRT enter into an agreement (“Exchange Agreement”) pursuant to which they agree (subject to Section 6.4 above) that all outstanding Purchase Options will be exchanged for securities or cash or a combination of both, then the Holder shall agree to such exchange and become a party to the Exchange Agreement.

{Remainder of this page left intentionally blank. Signature page to follow.}

IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ____ day of                , 2006.

APEX BIOVENTURES ACQUISITION CORPORATION

By:
K. Michael Forrest, Chairman and Chief Executive Officer

Form to be used to exercise Purchase Option:

Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010

Date:_________________, 200__

The undersigned hereby irrevocably elects to exercise all or a portion of the within Purchase Option and to purchase ____ Units of APEX BIOVENTURES ACQUISITION CORPORATION and hereby makes payment of $____________ (at the rate of $_________ per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

or

The undersigned hereby irrevocably elects to convert its right to purchase _____ Units purchasable under the within Purchase Option by surrender of the unexercised portion of the attached Purchase Option (with a “Value” of $_________ based on a “Market Price” of $___________). Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
(Print in Block Letters)

Address

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

Form to be used to assign Purchase Option:

Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010
ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Option):

FOR VALUE RECEIVED,___________________________________________ does hereby sell, assign and transfer unto______________________________________ the right to purchase __________ Units of APEX BIOVENTURES ACQUISITION CORPORATION (“Company”) evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, 200_

Signature

Signature Guaranteed

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.